Exhibit 99.1


      Eagle Rock Energy Partners, L.P. Declares Increase to Its
       Third Quarter 2007 Cash Distribution, Reaffirms Proposed
   Fourth Quarter Distribution Increase and Announces Earnings Call


    HOUSTON--(BUSINESS WIRE)--Nov. 7, 2007--Eagle Rock Energy Partners, L.P. (Nasdaq:EROC) today declared a cash distribution of $0.3675 per unit for the third quarter ended September 30, 2007, a $0.005 increase to its minimum quarterly distribution, or 1.38% growth. The distribution will be paid November 14, 2007, to all unitholders of record as of November 8, 2007.

    Joseph A. Mills, chairman and chief executive officer, stated, "We are extremely pleased with our results for the third quarter, which reflect the two-month contribution to our earnings of the recently completed Escambia Asset Company and Redman acquisitions, and the improved operations in our legacy assets. The distribution increase announced today is consistent with our target distribution coverage and partially accelerates our previously announced proposed distribution increase in the fourth quarter, as we are also reaffirming our intention to recommend to our Board a further increase in the distribution rate for that period, to $0.3925 per unit, to be declared and paid in February 2008. If approved by Eagle Rock's Board, this proposed increase in the upcoming fourth quarter's distribution would raise Eagle Rock's distributions per unit to $1.57 per year, an incremental 6.8% growth to today's announced annual distribution rate of $1.47."

    The Board's approval of this recommended further increase to fourth quarter 2007 distributions is subject to a review of future operating results including production, commodity prices, operating costs, capital requirements, and other factors affecting Eagle Rock's business.

    The Partnership also announced today it will report third quarter 2007 financial results after the market closes for trading on Tuesday, November 13, 2007. A third quarter earnings call will be held at 9 a.m. CT (10 a.m. ET) on Wednesday, November 14, 2007.

    Interested parties may listen live over the Internet or via telephone. To participate live over the Internet, log on to the company's Web site at www.eaglerockenergy.com. To participate by telephone, the call-in number is 800-510-0146, confirmation code 78415216. An audio replay of the conference call will also be available for seven days by dialing 888-286-8010, confirmation code 44596979. A replay and transcript will also be available by accessing the company's Web site.

    Eagle Rock Energy Partners, L.P. is a growth-oriented midstream and upstream energy partnership engaged in the businesses of: (i) gathering, compressing, treating, processing, transporting and selling natural gas, (ii) fractionating and transporting natural gas liquids, and (iii) acquiring, exploiting, developing, and producing oil and gas interests. Its corporate office is located in Houston, Texas.

    This press release shall not constitute an offer to sell or the solicitation of an offer to buy these units nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities of such jurisdiction. The offering may only be made by means of a prospectus.

    This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause the partnership's actual results to differ materially from those implied or expressed by the forward-looking statements.


    CONTACT: Eagle Rock Energy Partners, L.P., Houston
             Alfredo Garcia, 281-408-1204